Exhibit 10.23

THIRD ADDENDUM TO STANDARD MULTI-TENANT OFFICE LEASE – NET DATED

SEPTEMBER 16, 2016

Date: July 1, 2019

By and Between

Lessor: Rakesh Kumar and Premila Kumar Revocable Family Trust

Lessee: Sutrovax, Inc.

Property Address: 1118 Chess Drive, Foster City, California, 94404

(street address, city, state, zip)

Paragraphs: 94–97

In the event of any conflict between the provisions of this Addendum and the printed provisions of the Lease, this Addendum shall control.

94. Rent Schedule:

July 1, 2019 – June 30, 2020 - $22,136.40 NNN Per Month

July 1, 2020 – June 30, 2021 - $22,800.49 NNN Per Month

July 1, 2021 – October 31, 2021 - $23,484.51 NNN Per Month

95. 2019 Common Area Maintenance Estimates:

The Common Area Maintenance (“CAM”) charges for 2019 are estimated to be an additional Ten Dollars and 20/100 ($10.20) per square foot per year. CAM charges are due in monthly installments and reconciled once per annum. The CAM estimates for the Premises for 2019 are Three Thousand Eight Hundred One Dollars and 20/100 ($3,801.20).

96.

Lessor acknowledges and agrees that as of the Effective Date of the Assignment, Assignor is in compliance with all terms and conditions of the Lease Agreement dated September 16, 2016.

97.

Lessor and Assignee all acknowledge and agree that as of the Effective Date of this agreement that the Premises and all mechanical systems within are in good working order.

Lessor:	Lessee: SutroVax, Inc. a Delaware Corporation

/s/ Rakesh Kumar	By:	/s/ Grant E. Pickering
Rakesh Kumar, Co-Trustee of the Rakesh Kumar and Premila Kumar Revocable Family Trust	Name Printed: Grant E. Pickering Title: President & CEO

Lessor:

/s/ Premila Kumar	By:
Premila Kumar, Co-Trustee of the Rakesh Kumar and Premila Kumar Revocable Family Trust	Name Printed: Title:

AIR CRE, 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.